UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 16, 2006

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street Rockland, Massachusetts		02370
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

BioSphere Medical, Inc. (the “Company”) appointed Gary M. Saxton as Executive Vice President and Chief Operating Officer of the Company, effective January 16, 2006.  Mr. Saxton joined the Company as Vice President of Marketing and Sales  in November 2004.  In March 2005, Mr. Saxton was appointed Sr. Vice President and General Manager.  From 2001 to 2004, Mr. Saxton was a strategy consultant in the medical device industry. From 1999 to 2001, he was the Vice President of Sales and Marketing at Symphonix Devices, Inc. and the Vice President of Marketing at CardioGenesis Corporation, both publicly traded medical device companies. Mr. Saxton also previously held several marketing and strategy positions within Medtronic, Inc., both in the U.S. and Japan, including Director, Strategic Plan and Market Development Manager. He began his private sector career with IBM Corporation in a variety of sales, marketing and finance roles. Before IBM, he served as a Captain in the U.S. Army. Mr. Saxton holds a B.S. degree from the United States Military Academy, West Point, New York, and an M.B.A. from Harvard University, Cambridge, Massachusetts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2006	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Executive Vice President
and Chief Financial Officer